Exhibit 99.2

LAFARGE TARGET BUSINESS

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Unaudited Condensed Combined Statements of Operations

	Three Months Ended March 31,
	2015	2014
	(Unaudited)	(Unaudited)
	(In Thousands)
Net sales	$11,301	$9,270
Costs and expenses:
Cost of goods sold	9,525	11,983
Selling and administrative	2,779	2,407

Total costs and expenses	12,304	14,390

Loss from operations before income taxes	(1,003)	(5,120)
Income tax benefit	417	1,729

Net loss	$(586)	$(3,391)

See accompanying notes to unaudited condensed combined financial statements.

LAFARGE TARGET BUSINESS

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Unaudited Condensed Combined Balance Sheets

	March 31, 2015	December 31, 2014
	(Unaudited)	(Audited)
	(In Thousands)
Assets
Cash	$—	$—
Receivables, net	7,707	11,493
Inventories	24,270	17,201
Prepaid and other current assets	187	166
Deferred income taxes, current	1,060	1,051

Total current assets	33,224	29,911

Property, plant, and equipment, net	81,268	81,805
Goodwill	114,600	114,600

Total assets	$229,092	$226,316

Liabilities and net Parent investment
Accounts payable	$3,341	$3,802
Accrued and other liabilities	3,194	4,441

Total current liabilities	6,535	8,243

Other long-term liabilities	538	449
Deferred income taxes, non-current	23,231	23,390

Total liabilities	30,304	32,082

Net Parent investment
Accumulated net contributions from Parent	198,788	194,234

Total net Parent investment	198,788	194,234

Total liabilities and net Parent investment	$229,092	$226,316

See accompanying notes to unaudited condensed combined financial statements.

LAFARGE TARGET BUSINESS

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Unaudited Condensed Combined Statements of Cash Flows

	Three Months Ended March 31,
	2015	2014
	(Unaudited)	(Unaudited)
	(In Thousands)
Cash flows from operating activities
Net loss	$(586)	$(3,391)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and depletion	1,807	1,797
Provision for inventory reserves	549	99
Deferred taxes	(168)	(119)
Change in operating assets and liabilities:
Receivables	3,786	4,044
Inventories	(7,618)	(4,839)
Prepaid and other current assets	(21)	57
Accounts payable	(461)	1,816
Accrued and other liabilities	(1,247)	(1,371)
Other long-term liabilities	89	52

Net cash used in operating activities	(3,870)	(1,855)

Cash flows from investing activities
Purchases of property, plant and equipment	(1,270)	(85)

Net cash used in investing activities	(1,270)	(85)

Cash flows from financing activities
Net contributions from Parent	5,140	1,940

Net cash provided by financing activities	5,140	1,940

Net increase (decrease) in cash	—	—
Cash, beginning of period	—	—

Cash, end of period	$—	$—

See accompanying notes to unaudited condensed combined financial statements.

LAFARGE TARGET BUSINESS

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Unaudited Condensed Combined Financial Statements

March 31, 2015

1. Background and Nature of Operations

The accompanying combined financial statements include the historical accounts of the Lafarge Target Business (Lafarge Target Business or the Business) of Lafarge North America Inc. (Lafarge NA or the Parent), which includes one cement manufacturing facility located in Davenport, Iowa. In addition to the Davenport cement plant, Lafarge Target Business includes seven terminals served by the cement plant, which are located in LaCrosse, Wisconsin; Memphis, Tennessee; Minneapolis, Minnesota; New Orleans, Louisiana; Red Rock, Minnesota; Union, Louisiana; and West Des Moines, Iowa. Lafarge NA is a large diversified supplier of aggregate, concrete and concrete products, cement and cement-related products, and other construction materials used for residential, commercial, institutional, and public works construction. Lafarge NA is a wholly-owned subsidiary of Lafarge S.A. (the Group), which is domiciled in France.

2. Significant Accounting Policies

Basis of Presentation

The accompanying condensed combined financial statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP) from the consolidated financial statements and accounting records of Lafarge NA using the historical results of operations and historical cost basis of the assets and liabilities of Lafarge NA that comprise Lafarge Target Business. These financial statements have been prepared solely to demonstrate the Business’s historical results of operations, financial position, and cash flows for the indicated periods under Lafarge NA’s management. All intercompany balances and transactions within Lafarge Target Business have been eliminated. Transactions and balances between Lafarge Target Business and Lafarge NA and its subsidiaries are reflected as related party transactions within these financial statements.

The accompanying condensed combined financial statements include the assets, liabilities, revenues, and expenses that are specifically identifiable to Lafarge Target Business. In addition, certain costs related to Lafarge Target Business have been allocated from the Parent. Those are derived from multiple levels of the organization including geographic business unit expenses, product line expenses, shared corporate expenses, and fees from the Group. Lafarge Target Business receives services and support functions from Lafarge NA and its subsidiaries, inclusive of services and support functions performed by Lafarge S.A. for Lafarge NA. Lafarge Target Business’s operations are dependent upon Lafarge NA and its subsidiaries’ ability to perform these services and support functions. The costs associated with these services and support functions (indirect costs, including those charged by Lafarge S.A. to Lafarge NA) have been allocated to Lafarge Target Business using the most meaningful respective allocation methodologies. These allocated costs are primarily related to corporate administrative expenses and reorganization costs, employee related costs including pensions and other benefits for corporate and shared employees, and rental and usage fees for shared assets for the following functional groups: information technology, accounting and finance services, marketing and contract support, customer support, treasury, facility, and other corporate and infrastructural services.

The Business utilizes Lafarge NA’s centralized processes and systems for cash management, payroll, purchasing and distribution. As a result, all cash received by the Business was deposited in and commingled with Lafarge NA’s general corporate funds and is not specifically allocated to Lafarge Target Business. The net results of these cash transactions between the Business and Lafarge NA are reflected as net parent investment within

LAFARGE TARGET BUSINESS

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Unaudited Condensed Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

Equity in the accompanying balance sheets. In addition, the net parent investment represents Lafarge NA’s interest in the recorded net assets of Lafarge Target Business and represents the cumulative net investment by Lafarge NA in Lafarge Target Business through the dates presented, inclusive of cumulative operating results. Net contributions from Parent within the financing activities of the Statement of Cash flows include changes in intercompany amounts paid to and due from the Parent.

Management believes the assumptions and allocations underlying the condensed combined financial statements are reasonable and appropriate under the circumstances. The expenses and cost allocations have been determined on a basis considered by Lafarge NA to be a reasonable reflection of the utilization of services provided to or the benefit received by Lafarge Target Business during the periods presented relative to the total costs incurred by Lafarge NA. However, the amounts recorded for these transactions and allocations are not necessarily representative of the amount that would have been reflected in the financial statements had the Business been an entity that operated independently of Lafarge NA. Consequently, future results of operations, should Lafarge Target Business be separated from Lafarge NA, will include costs and expenses that may be materially different than Lafarge Target Business’s historical results of operations, financial position and cash flows. Accordingly, the financial statements for these periods are not indicative of the Lafarge Target Business’s future results of operations, financial position and cash flows.

Certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Management believes that these condensed combined financial statements include all adjustments (which are normal and recurring in nature) necessary to present fairly the financial position of the Business and results of operations and cash flows for the periods presented.

The results of operations for the three months ended March 31, 2015 are not necessarily indicative of the results that may be expected for the year ending December 31, 2015. Seasonal changes and other weather related conditions can affect the production and sales volumes of Lafarge Target Business’s products. Therefore, the financial results for any interim period do not necessarily indicate the results expected for the year.

These unaudited condensed combined financial statements should be read in conjunction with Lafarge Target Business’s audited combined financial statements and the notes thereto for the year ended December 31, 2014. Lafarge Target Business has continued to follow the accounting policies including the basis of presentation set forth in those combined financial statements.

Revenue Recognition

Revenue from the sale of cement and cement-related products is recorded when title and ownership are transferred upon delivery of the products. Amounts billed to a customer in a sales transaction related to shipping and handling are included in net sales, and costs incurred for shipping and handling are classified as cost of goods sold in the condensed combined statements of operations. The revenues reported in these financial statements relate to specifically identifiable historical activities of the plant, terminals, and other assets that comprise Lafarge Target Business. Lafarge Target Business recognizes revenue for all cement and cement-related products produced at the Davenport plant even if the product is transported and sold through a distribution facility outside of the scope of Lafarge Target Business, or sold in markets serviced by sales personnel outside of the scope of Lafarge Target Business. Similarly, if a product from a non-Lafarge Target

LAFARGE TARGET BUSINESS

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Unaudited Condensed Combined Financial Statements (continued)

2. Significant Accounting Policies (continued)

Business plant is sold through a Lafarge Target Business distribution facility or in a Lafarge Target Business market, revenue originating from the transaction remains with the producing facility and is not considered as Lafarge Target Business revenue. Correspondingly, distribution and sales costs for these activities are also allocated to the producing plant.

Comprehensive Income (Loss)

Effective January 1, 2012, the Business adopted Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) 2011-05, Presentation of Comprehensive Income, which requires the presentation of the comprehensive income (loss) and its components as part of the financial statements. Comprehensive income (loss) comprises net income (loss) and other changes in equity that are excluded from net income (loss). For the three months ended March 31, 2015 and 2014, the Business’s net income (loss) equals comprehensive income (loss) and, accordingly, no additional disclosure is presented.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 will eliminate transaction- and industry-specific revenue recognition guidance under current U.S. GAAP and replace it with a principle-based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. ASU 2014-09 will also require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The new standard is effective for public entities for fiscal years beginning after December 15, 2016 and for interim periods therein. Early adoption is not permitted for public entities. Nonpublic entities are required to adopt the new guidance for fiscal years beginning after December 15, 2017, and interim periods within fiscal years beginning after December 15, 2018, and may adopt it as early as the public entity effective date. On April 29, 2015, the FASB issued an exposure draft of a proposed ASU that would delay by one year the effective date of its new revenue recognition standard for public and nonpublic entities reporting under U.S. GAAP. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. Presently, the Business is assessing what effect the adoption of ASU 2014-09 will have on its financial statements and accompanying notes.

3. Receivables

Receivables consist of the following:

	March 31, 2015	December 31, 2014
	(In Thousands)
Trade receivables	$8,411	$12,227
Allowances	(704)	(734)

Total receivables, net	$7,707	$11,493

Consistent with the manner in which revenue is recorded, receivables relate to goods produced at the Lafarge Target Business plant and sold to a third-party customer, even if the product is transported and sold

LAFARGE TARGET BUSINESS

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Unaudited Condensed Combined Financial Statements (continued)

3. Receivables (continued)

through a distribution facility outside of the scope of Lafarge Target Business, or sold in markets serviced by sales personnel outside of the scope of Lafarge Target Business. Similarly, if a product from a non-Lafarge Target Business plant is sold through a Lafarge Target Business distribution facility or in a Lafarge Target Business market, the receivable originating from the transaction remains with the producing facility and is not considered as a Lafarge Target Business receivable.

Lafarge NA maintains accounts receivable securitization programs in both the U.S. and Canada to provide additional sources of working capital and long-term financing. Under the program, Lafarge NA agrees to sell, on a revolving basis, all of its accounts receivable to wholly-owned, special purpose subsidiaries (the “SPS’s”), which are consolidated in Lafarge NA’s consolidated financial statements. The SPS’s in turn enter into agreements with an unrelated third-party commercial paper conduit to acquire long-term financing, using the accounts receivable as collateral. Under the terms of Lafarge NA’s securitization agreement, the company maintains effective control over the assets transferred. In accordance with ASC 860, Transfers and Servicing, the accounts receivable securitization transactions have not been accounted for as sales. The related accounts receivable are included in Lafarge NA financial statements and those directly attributable to Lafarge Target Business have been reflected in these condensed combined financial statements.

4. Inventories

Inventories consist of the following:

	March 31, 2015	December 31, 2014
	(In Thousands)
Finished products	$16,199	$7,875
Work in process	122	67
Raw materials, commodities, and fuel	2,982	4,287
Spare parts, supplies, and other	4,967	4,972

Total inventories	$24,270	$17,201

Inventories valued using the LIFO method are reported net of reserves of $0.8 million at March 31, 2015 and December 31, 2014. Reserves for slow-moving and obsolete inventory items were $2.3 million and $1.7 million at March 31, 2015 and December 31, 2014, respectively. Consistent with the manner in which revenue is recorded, Lafarge Target Business finished products relate to goods produced by Lafarge Target Business plant and not yet sold to a third-party customer and may be located at Lafarge NA distribution facilities which are not part of Lafarge Target Business.

LAFARGE TARGET BUSINESS

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Unaudited Condensed Combined Financial Statements (continued)

5. Property, Plant, and Equipment

Property, plant, and equipment consist of the following:

	March 31, 2015	December 31, 2014
	(In Thousands)
Land	$3,758	$3,650
Buildings, machinery, and equipment	237,533	236,617
Construction in progress	4,464	4,261

Property, plant, and equipment, at cost	245,755	244,528
Accumulated depreciation and depletion	(164,487)	(162,723)

Total property, plant, and equipment, net	$81,268	$81,805

Depreciation and depletion expense for each of the three months ended March 31, 2015 and 2014 was $1.8 million.

6. Accrued and Other Liabilities

Accrued and other liabilities consist of the following:

	March 31, 2015	December 31, 2014
	(In Thousands)
Suppliers	$903	$1,365
Employee-related	700	1,273
Taxes payable	890	499
Rebates	701	1,304

Total accrued and other liabilities	$3,194	$4,441

7. Income Taxes

The Business is required at the end of each interim reporting period to make its best estimate of the annual effective tax rate, which was determined as if the Business completed a separate return apart from its Parent for the full fiscal year, and use that rate to provide for income taxes on a current year-to-date basis.

The Business is subject to audit examinations at the federal, state and local levels by tax authorities in those jurisdictions. The tax matters challenged by the tax authorities are typically complex; therefore, the ultimate outcome of these challenges is subject to uncertainty. The Business does not believe that the carved-out operations gave rise to any material tax exposures and the Business and the Parent did not identify any issues that did not meet the recognition threshold or would be impacted by the measurement provisions of the uncertain tax position guidance.

8. Commitments and Contingencies

The Business leases certain land, buildings, and equipment. Total expenses under operating leases were $0.1 million for each of the three months ended March 31, 2015 and 2014. The Business also has noncapital

LAFARGE TARGET BUSINESS

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Unaudited Condensed Combined Financial Statements (continued)

8. Commitments and Contingencies (continued)

purchase commitments that primarily relate to fuel in the amount of $2.6 million at March 31, 2015. Total expenses under this agreement for the three months ended March 31, 2015 and 2014 amounted to $0.7 million and $0.1 million, respectively. The table below shows the future minimum lease payments due under non-cancelable operating leases and purchase commitments at March 31, 2015:

	Year Ended December 31
	Remaining 2015	2016	2017	2018	2019	Later Years
	(In Thousands)
Operating leases	$426	$459	$465	$472	$479	$857
Purchase commitments	2,629	—	—	—	—	—

Total commitments	$3,055	$459	$465	$472	$479	$857

In the ordinary course of business, the Business executes contracts involving indemnifications standard in the industry and indemnifications specific to a transaction such as sale of a business. These indemnifications might include claims relating to any of the following: environmental and tax matters; intellectual property rights; governmental regulations and employment-related matters; customer, supplier, and other commercial contractual relationships; and financial matters. While the maximum amount to which the Business may be exposed under such agreements cannot be estimated, it is the opinion of management that these guarantees and indemnifications are not expected to have a materially adverse effect on Lafarge Target Business’s financial condition, results of operations, or liquidity.

The Environmental Protection Agency (EPA) issued new control regulations (NESHAP) aimed at reducing the level of certain emissions from all Portland cement kilns operating in the United States. In late 2010, the Portland Cement Association (PCA) and several cement producers, including Lafarge North America (collectively the Cement Parties), sued the EPA asserting that the regulations in the proposed format were invalid and petitioned the United States Court of Appeals—District of Columbia Circuit to void the proposed regulations until corrected by the EPA. In December 2011, the Court ruled that it would not overturn the EPA standards but ordered the EPA to reconsider certain standards and re-issue the NESHAP rules. On April 13, 2012, the EPA entered into a settlement agreement with the Cement Parties. Pursuant to the agreement and following a public comment period, the EPA issued a new final rule that resulted in a compliance extension period until September 2015. Lafarge North America and the Business estimate that capital expenditures Lafarge Target Business will incur to comply with the new EPA Control Regulations in their present form, including money already spent, could be as much as $2.0 million.

When the Business determines that it is probable that a liability for environmental matters, legal actions, or other contingencies has been incurred and the amount of the loss is reasonably estimable, an estimate of the costs to be incurred is recorded as a liability in the financial statements. As of March 31, 2015, such liabilities are not material to Lafarge Target Business’s financial statements. While management believes its accruals for such liabilities are adequate, the Business may incur costs in excess of the amounts provided at March 31, 2015.

In the ordinary course of business, the Business is involved in certain legal actions and claims, including proceedings under laws and regulations relating to environmental and other matters. Because such matters are subject to many uncertainties and the outcomes are not predictable with assurance, the total liability for these

LAFARGE TARGET BUSINESS

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Unaudited Condensed Combined Financial Statements (continued)

8. Commitments and Contingencies (continued)

legal actions and claims cannot be determined with certainty. Management believes that such actions and claims will be resolved without material adverse impact to Lafarge Target Business’s financial condition, results of operations, or liquidity.

9. Related-Party Transactions

Allocated Expenses

Lafarge Target Business has been allocated expenses from the Parent of $3.8 million and $3.2 million for the three months ended March 31, 2015 and 2014, respectively. These costs from the Parent are derived from multiple levels of the organization including geographic business unit expenses, product line expenses, shared corporate expenses, and fees from the Group holding company. These allocated costs are primarily related to corporate administrative expenses and reorganization costs, employee related costs including pensions and other benefits for corporate and shared employees, and rental and usage fees for shared assets for the following functional groups: information technology, accounting and finance services, marketing and contract support, customer support, treasury, facility and other corporate and infrastructural services. The costs associated with these services and support functions (indirect costs) have been allocated to Lafarge Target Business using the most meaningful respective allocation methodologies. The proportionate tonnage sold by Lafarge Target Business compared to Lafarge NA’s U.S. cement division was used in most instances.

Included in the allocated expenses from the Parent are $1.1 million and $0.8 million of pension and other postretirement benefits expense to the Company for the three months ended March 31, 2015 and 2014, respectively, which has been reflected within cost of goods sold and selling and general administrative expenses in the accompanying condensed combined statements of operations. Lafarge Target Business’s salaried employees and union hourly employees participate in defined benefit pension plans sponsored by the Parent. These plans include other Parent employees that are not employees of the Business. The Parent also provides certain retiree health and life insurance benefits to eligible employees who have retired from the Business. Salaried participants generally become eligible for retiree health care benefits when they retire from active service at age 55 or later. Benefits, eligibility, and cost-sharing provisions for hourly employees vary by location and/or bargaining unit. Generally, the health care plans pay a stated percentage of most medical and dental expenses reduced for any deductible, copayment, and payments made by government programs and other group coverage. The related pension and postretirement benefit liability has not been allocated to the Business and has not been presented in the accompanying condensed combined balance sheets since the obligation is and will remain a liability of the Parent.

Sales/Purchases with Unconsolidated Affiliates

The Business purchases products from and sells products to certain Lafarge NA affiliates in which it does not have a controlling interest. Such purchases totaled $0.7 million and $0.5 million during the three months ended March 31, 2015 and 2014, respectively; such sales totaled $2.3 million and $2.9 million during the three months ended March 31, 2015 and 2014, respectively.

10. Subsequent Events

The Business has conducted a subsequent events review through June 15, 2015, which is the date the condensed combined financial statements were available to be issued.

LAFARGE TARGET BUSINESS

(Carve-Out of Certain Operations of Lafarge North America Inc.)

Notes to Unaudited Condensed Combined Financial Statements (continued)

10. Subsequent Events (continued)

On April 16, 2015, Lafarge NA entered into a definitive agreement to sell Lafarge Target Business to Continental Cement Company, L.L.C., a subsidiary of Summit Materials, LLC (the Purchaser), for approximately $450 million in cash. In addition, Lafarge NA will acquire certain assets and assume certain liabilities related to the Purchaser’s cement distribution terminal located in Bettendorf, Iowa (the Bettendorf Business). The purchase price is subject to customary post-closing adjustments.